Exhibit 99.1

iMedia Brands Reports Second Quarter 2021 Results, Increases 2021 Guidance

MINNEAPOLIS, MN – August 24, 2021 – iMedia Brands, Inc. (the “Company” or “IMBI”) (NASDAQ: IMBI) today announced results for the second quarter ended July 31, 2021.

“Q2 represented a significant achievement for us,” said Tim Peterman, CEO of IMBI. “Despite short-term logistic challenges that caused inventory receipt delays, we continued to optimize our existing television networks and consumer brands while strengthening our balance sheet and completing the acquisition of a leading video advertising platform that we believe, when combined with our first party customer data and our OTT App platform, Float Left, will become online publishers’ most trusted video advertising platform. Strategically, our goal remains the same - to scale our television networks and consumer brands while improving our digital services offerings because we believe those successes will continue to accelerate our timeline to becoming the leading single-source partner to brands and advertisers seeking to entertain and transact with customers using interactive video.”

Second Quarter and Year-to-Date 2021 Summary & Recent Highlights

•	Q2 12-month rolling active customers grew by 9% compared to same prior-year period, driven by 40% growth in new customers. July 2021 marked the 10th consecutive month of year-over-year new customer growth and the best overall customer file growth rate since April 2010.

•	Q2 net sales were $113.4 million, a decrease of 9% compared to the same prior-year period, driven by the Company experiencing material delays in seasonal inventory receipts of its best-selling direct-import products resulting from the industry-wide container shortages and congestion delays at U.S. ports.

•	Year-to-date net sales were $226.6 million, which was 3% growth compared to the same prior year period and represent the strongest year-over-year net sales growth in the Company’s first two fiscal quarters in seven years. This success was driven primarily by the 66 new merchandise brand launches occurring year-to-date, which was a 65% increase in new brand launches compared to the same prior year period.

•	On June 28th, 2021, ShopHQ launched in 20+ million high-definition homes in top U.S. markets, including New York City, Los Angeles, San Francisco, Philadelphia, Dallas, Washington DC, Houston, and Boston through an affiliation agreement with RNN.

•	Q2 gross margin was 42.3%, a 510-basis point improvement over the same prior-year period. Year-to-date gross margin was 41.5%, a 430-basis point improvement over the same prior-year period.

•	Q2 net loss attributable to shareholders was ($4.2) million, a $5.3 million decrease from the same prior-year period. Year-to-date net loss attributable to shareholders was ($7.5) million, a $1.7 million decrease from the same prior-year period.

•	Q2 adjusted EBITDA was $8.3 million, a $2.4 million decrease from the same prior-year period. Year-to-date adjusted EBITDA was $16.4 million, a $7.3 million increase or 80% improvement, over the same prior-year period and the highest Q2 year-to-date adjusted EBITDA in the Company’s history.

•	Strategic Acquisition of Leading Video Advertising Platform: On July 30, 2021, the Company closed on the acquisition of Synacor’s Portal and Advertising business segment. The Company has relaunched this business as iMedia Digital Services (“iMDS”) and will offer iMedia’s existing OTT App platform, Float Left (www.floatleft.tv), as one of its products. iMedia expects this transaction to be accretive and expects iMDS to generate at least $45 million in profitable revenue over the next twelve months.

•	Strengthening Its Balance Sheet: On June 14, 2021, the Company closed on a common stock equity raise, generating proceeds of $40.3 million, net of discounts, commissions, and other offering costs. On July 30, 2021, the Company closed on a new, expanded $108.5 million debt financing facility to replace its previous facility.

Second Quarter and Year-to-Date 2021 Results

SUMMARY RESULTS AND KEY OPERATING METRICS
($ Millions, except average selling price and EPS)

	Q2 7/31/2021	Q2 8/1/2020	Q2 Change		YTD 2021 7/31/2021	YTD 2020 8/1/2020	Change
Net Sales	$113.4	$124.5	(9)%		$226.6	$220.3	3%
Gross Margin %	42.3%	37.2%	510	bps	41.5%	37.1%	430	bps
Net loss attributable to non-controlling interest	$(0.1)	$-	N/A		$(0.3)	$-	N/A
Net loss attributable to shareholders	$(4.2)	$1.1	(486)%		$(7.5)	$(5.8)	(30)%
EPS	$(0.22)	$0.11	(310)%		$(0.43)	$(0.65)	34%
Adjusted EBITDA	$8.3	$10.7	(23)%		$16.4	$9.1	81%
Net Shipped Units (000s)	1,521	1,763	(14)%		3,034	3,111	(2)%
Average Selling Price (ASP)	$67	$64	5%		$66	$63	5%
Return Rate %	15.5%	11.9%	360	bps	16.1%	14.6%	150	bps
ShopHQ Digital Net Sales %	47.2%	50.1%	(290	bps)	49.4%	51.4%	(200	bps)
Total Customers - 12 Month Rolling (000s)	1,109	1,014	9%		N/A	N/A	N/A

% of ShopHQ Net Merchandise Sales by Category
Jewelry & Watches	49%	36%			48%	40%
Home & Consumer Electronics	17%	11%			16%	13%
Beauty & Health	20%	43%			21%	35%
Fashion & Accessories	14%	10%			15%	12%
Total	100%	100%			100%	100%

Liquidity and Capital Resources

As of July 31, 2021, total unrestricted cash was $20.9 million, an increase of $5.4 million from the prior year-end. The Company also had an additional $13.5 million of unused availability on its new revolving credit facility.

Increased Outlook

For Q3 2021, the Company anticipates reporting at least $9 million of adjusted EBITDA and approximately $127 million in net sales, which is approximately 17% growth in net sales compared to the same prior year period.

For the full year 2021, the Company anticipates reporting full year adjusted EBITDA between $37 and $40 million, which is an increase from its previous guidance range of between $35 and $37 million. In addition, the Company anticipates reporting full year net sales of approximately $502 million, which is a $12 million increase from management’s Q1 guidance.

Conference Call

The Company will hold a conference call today at 8:30 a.m. Eastern time to discuss its second quarter 2021 results.

Date: Tuesday, August 24, 2021

Toll-free dial-in number: (877) 407-9039

International dial-in number: (201) 689-8470

Conference ID: 13722262

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the iMedia Brands website at www.imediabrands.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through September 7, 2021.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13722262

About iMedia Brands, Inc.

iMedia Brands, Inc. (Nasdaq: IMBI) is a leading interactive media company that owns a growing portfolio of TV Networks, Consumer Brands and Digital Services that together position the Company as a leading single-source partner to television advertisers and consumer brands seeking to entertain and transact with customers using interactive video.

Contacts:

Investors:

Gateway Investor Relations

Cody Slach

IMBI@gatewayir.com

(949) 574-3860

Media:

press@imediabrands.com

(800) 938-9707

iMEDIA BRANDS INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	July 31,	January 30,
	2021	2021
	(Unaudited)
ASSETS
Current assets:
Cash	$20,918	$15,485
Restricted Cash	2,192	-
Accounts receivable, net	64,324	61,951
Inventories	76,735	68,715
Current portion of television broadcast rights, net	24,972	19,725
Prepaid expenses and other	15,027	7,853
Total current assets	204,168	173,729
Property and equipment, net	44,593	41,988
Television broadcast rights, net	46,234	7,028
Intangible assets, net	36,915	2,359
Other assets	12,936	1,533
Total Assets	$344,846	$226,637
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$58,535	$77,995
Accrued liabilities	31,816	29,509
Current portion of television broadcast rights obligation	29,441	29,173
Current portion of long term credit facility	-	2,714
Current portion of operating lease liabilities	1,036	462
Deferred revenue	679	213
Total current liabilities	121,507	140,066

Other long term liabilities	64,157	8,855
Long term credit facilities	73,919	50,666
Total liabilities	259,583	199,587

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 400,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, $.01 par value, 29,600,000 shares authorized as of July 31, 2021 and January 30, 2021; 21,254,414 and 13,019,061 shares issued and outstanding as of July 31, 2021 and January 30, 2021	212	130
Additional paid-in capital	536,835	474,375
Accumulated deficit	(454,932)	(447,455)
Total shareholders' equity	82,115	27,050
Equity of the Non-Controlling Interest	3,148	$-
Total Equity	$85,263	$27,050
Total Liabilities and Shareholders' Equity	$344,846	$226,637

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	For the Three-Month Periods Ended		For the Six-Month Periods Ended
	July 31,	August 1,	July 31,	August 1,
	2021	2020	2021	2020
Net sales	$113,442	$124,515	$226,644	$220,349
Cost of sales	$65,456	78,223	132,651	138,500
Gross profit	$47,986	$46,292	93,993	81,849
Margin %	42.3%	37.2%	41.5%	37.1%
Operating expense:
Distribution and selling	$35,357	31,875	69,605	65,610
General and administrative	$7,387	5,104	13,822	10,471
Depreciation and amortization	$7,611	6,842	14,986	8,723
Restructuring costs	$-	-	-	209
Total operating expense	$50,355	$43,821	98,413	85,013
Operating income (loss)	$(2,369)	$2,471	(4,420)	(3,164)

Other income (expense):
Interest income	$39	-	39	1
Debt Extinguishment	$(654)	-	(654)	-
Interest expense	$(1,381)	(1,402)	(2,694)	(2,581)
Total other expense	$(1,996)	$(1,402)	(3,309)	(2,580)

Income (Loss) before income taxes	$(4,365)	$1,069	$(7,729)	(5,744)

Income tax provision	$(15)	(15)	(30)	(30)

Net income (loss)	$(4,380)	$1,054	$(7,759)	$(5,774)

Less: Net loss attributable to non-controlling interest	$(131)	-	(282)	-

Net income (loss) attributable to shareholders	$(4,249)	$1,054	$(7,477)	$(5,774)

Net income (loss) per common share	$(0.22)	$0.11	$(0.43)	$(0.65)

Net income (loss) per common share ---assuming dilution	$(0.22)	$0.11	$(0.43)	$(0.65)

Weighted average number of common shares outstanding:
Basic	19,101,652	9,532,369	17,314,317	8,911,580
Diluted	19,101,652	9,896,729	17,314,317	8,911,580

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

PERFORMANCE MEASURES BY SEGMENT

($ in Millions)

	For the Three-Month Period Ended			For the Three-Month Period Ended
	July 31, 2021			August 1, 2020
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net Sales	$94.8	$18.6	$113.4	$120.7	$3.8	$124.5

Gross Profit	$39.3	$8.7	$48.0	$44.7	$1.6	$46.3

Operating Loss	$(2.8)	$0.4	$(2.4)	$3.7	$(1.3)	$2.5

Adjusted EBITDA	$6.4	$1.9	$8.3	$11.8	$(1.1)	$10.7

	For the Six-Month Period Ended			For the Six-Month Period Ended
	July 31, 2021			August 1, 2020
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net Sales	$195.0	$31.6	$226.6	$214.5	$5.8	$220.3

Gross Profit	$79.7	$14.3	$94.0	$79.7	$2.1	$81.8

Operating Loss	$(4.6)	$0.2	$(4.4)	$-	$(3.1)	$(3.1)

Adjusted EBITDA	$13.5	$2.9	$16.4	$11.8	$(2.7)	$9.1

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Attributable to Shareholders to Adjusted EBITDA:

(Unaudited)

(in thousands)

	For the Three-Month Period Ended			For the Three-Month Period Ended
	July 31, 2021			August 1, 2020
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net income (loss) attributable to shareholders			$(4,249)			$1,054
Adjustments:
Depreciation and amortization			8,572			7,840
Interest income			(39)			-
Interest expense			1,381			1,402
Income taxes			15			15
EBITDA (as defined)	$4,948	$722	$5,680	$11,427	$(1,116)	$10,311

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$4,948	$722	$5,680	$11,427	$(1,116)	$10,311
Adjustments:
Transaction, settlement and integration costs, net (a)	40	1,180	1,220	315	-	315
Non-cash share-based compensation expense	758	-	758	109	-	109
Loss on Debt Extinquishment	654	-	654	-	-	-
Adjusted EBITDA	$6,400	$1,902	$8,312	$11,851	$(1,116)	$10,734

	For the Six-Month Period Ended			For the Six-Month Period Ended
	July 31, 2021			August 1, 2020
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net loss attributable to shareholders			$(7,477)			$(5,774)
Adjustments:
Depreciation and amortization			16,888			10,745
Interest income			(39)			(1)
Interest expense			2,695			2,581
Income taxes			30			30
EBITDA (as defined)	$10,915	$1,182	$12,097	$10,364	$(2,783)	$7,581

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$10,915	$1,182	$12,097	$10,364	$(2,783)	$7,581
Adjustments:
Restructuring costs	-	-	-	209	-	209
One-time customer concessions	341	-	341	-	-	-
Transaction, settlement and integration costs, net	164	1,756	1,920	574	-	574
Non-cash share-based compensation expense	1,436	-	1,436	723	-	723
Loss on Debt Extinquishment	654	-	654	-	-	-
Adjusted EBITDA	$13,510	$2,938	$16,448	$11,870	$(2,783)	$9,087

(a)	Transaction, settlement and integration costs for the three-month period ended July 31, 2021, includes transaction and integration costs related primarily to the Christopher & Banks transaction. Transaction, settlement and integration costs for three-month period ended August 1, 2020, includes contract settlement costs, business acquisition and integration-related costs.

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; restructuring costs; non-cash impairment charges and write downs; transaction, settlement, and integration costs, net; rebranding costs; and non-cash share-based compensation expense. The Company has included the “Adjusted EBITDA” measure in its EBITDA reconciliation in order to adequately assess the operating performance of its television and online businesses and in order to maintain comparability to its analyst's coverage and financial guidance, when given. Management believes that the Adjusted EBITDA measure allows investors to make a meaningful comparison between its business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. EBITDA and Adjusted EBITDA are both non-GAAP measures and should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to Adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding the expected impact of COVID-19 on television retailing are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce Company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. the Company’s is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.